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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 9, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On December 9, 2002, Gene W. Schneider, the Chairman and Chief Executive Officer of UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), and G. Schneider Holdings, LLLP, a Colorado limited liability limited partnership of which Mr. Schneider is the general partner ("Schneider Holdings"), prepaid the aggregate remaining principal balance on loans that were made on June 21, 2002 by Liberty Media Corporation, a Delaware corporation ("Liberty") to Mr. Schneider and Schneider Holdings. The loans had an original principal balance of $5.1 million and were due on December 20, 2002. As previously reported in the Company's Report on Form 8-K, dated June 21, 2002 and filed with the Commission on June 25, 2002, Liberty originally extended the loans following receipt by Mr. Schneider and Schneider Holdings of margin calls in connection with certain indebtedness with a commercial bank.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: December 10, 2002

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  Item 5. Other Events.
SIGNATURE